SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2002.

Wachovia Asset Securitization, Inc.

(Issuer in respect of the Mortgage Pass-Certificates Series 2002-1)
(Exact name of registrant as specified in its charter)

Delaware	333-97457	56-1967773

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wachovia Bank, National Association, 401 S. Tryon Street, 9th Floor, Charlotte, NC 28288-1179

(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code (704) 383-9568

(Former name or former address, if changed since last report.)

Item 5.      See the monthly statement to Bondholders attached as Exhibit 20.1 hereto reflecting the required information for the October 25, 2002 payment to the Mortgage Pass-Certificates Series 2002-1

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

Item 601 (a) of Regulation.
S-K Exhibit Number.

20.1      Monthly statement to holders of Mortgage Pass-Certificates Series 2002-1 relating to the October 25, 2002 Payment Date.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of Mortgage Pass-Certificates Series 2002-1 by the undersigned thereunto duly authorized.

Dated:	November 8, 2002	By:	Wachovia Asset Securitization, Inc., as Depositor

		By:	Wachovia Bank, National Association, as Attorney-in-fact

		By:	/s/ Robert Ashbaugh

		Name:	Robert Ashbaugh
		Title:	Vice President

EXHIBIT INDEX

20.1      Monthly statement to holders of Mortgage Pass-Certificates Series 2002-1 relating to the October 25, 2002 Payment Date.